Celanese Corporation
                                                          1601 West LBJ Freeway
                                                          Dallas, TX 75234-6034

                                                          David N. Weidman
                                                          Phone: 972-443-4000
                                                          Fax: 972-443-4880

February 23, 2005

Mr. Andreas Pohlmann
1601 W. LBJ Freeway
Dallas, Texas 75234

Dear Andreas:

Celanese Corporation (the "COMPANY") hereby grants to you the following cash bonus award, which shall be subject to the terms of this letter agreement (the
"AGREEMENT"). In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.   BONUS. You shall be eligible to receive a cash bonus award equal to
     $3,710,000 (the "BONUS").

2.   BONUS PAYMENT. Fifty percent (50%) of the Target Bonus was paid to you on
     January, 2005. Twenty-five percent (25%) of the Bonus will be payable to you if the Company achieves cost reduction targets for calendar year 2005, payable as soon a practicable following the date the board of directors of the Company (the "BOARD") determines whether or not such targets were achieved and twenty-five percent (25%) of the Bonus will be payable to you if the Company achieves cost reduction targets for calendar year 2006, payable as soon a practicable following the date the Board determines whether or not such targets were achieved (each such date, a "PAYMENT
     DATE"). The cost reduction targets shall be determined by the Company in consultation with senior management.

3.   TERMINATION OF EMPLOYMENT.

     (a) If your employment with the Company or its subsidiaries is terminated
         (i) by your resignation without Good Reason (as defined below), or (ii)
         by the Company or its subsidiaries for Cause (as defined below) prior to a Payment Date, you shall forfeit any unpaid portion of the Bonus.

     (b) If your employment with the Company or its subsidiaries is terminated
         (i) by your resignation with Good Reason, (ii) by the Company or its subsidiaries without Cause or (iii) due to your death or Disability (as defined below), you (or in the event of your death, your estate) shall be entitled to the payment of the Bonus on the scheduled Payment Dates following such termination of employment, without regard to whether the cost reduction targets have been achieved.

     (c) For purposes of this Agreement: "CAUSE" shall mean "Cause" as defined in an employment agreement between the Company or its subsidiaries and you or, if not

                                                                               2

         defined therein or if there is no such agreement, "Cause" means (i)
         your willful failure to perform your duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the
         Company to you of such failure, (ii) commission of (x) a felony (other than traffic-related) under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the
         United States or (y) a crime involving moral turpitude, (iii) your willful malfeasance or willful misconduct which is demonstrably injurious to the Company, (iv) any act of fraud by you or (v) your breach of the provisions of any confidentiality, noncompetition or nonsolicitation to which you are subject; provided, that actions taken by you as a member of the Management Board of Celanese AG prior to the date hereof cannot serve as a basis for Cause if such actions were approved by the Supervisory Board of Celanese AG.

                  "DISABILITY" shall mean you become physically or mentally
                  incapacitated and is therefore unable for a period of six
                  consecutive months or for an aggregate of nine months in any
                  24 consecutive month period to perform your duties.

                  "GOOD REASON" shall mean "Good Reason" as defined in an
                  employment agreement between the Company or its subsidiaries and you or, if not defined therein or if there is no such
                  agreement, "Good Reason" means (i) a substantial diminution in your position or duties; adverse change in reporting lines, or assignment of duties materially inconsistent with your
                  position (other than in connection with an increase in
                  responsibility or a promotion), (ii) any reduction in your base salary or annual bonus opportunity or (iii) failure of the Company to pay compensation or benefits when due, in each case which is not cured within 30 days following the Company's receipt of written notice from you describing the event
                  constituting Good Reason.

4.   ENTIRE AGREEMENT/AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

5.   WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

6.   OTHER AGREEMENTS. Unless otherwise determined by the Company's Board of
     Directors, any payments made hereunder shall not be taken into account in computing your salary or compensation for purposes of determining any benefits or compensation under (i) any pension, retirement, life insurance or other benefit plan of the Company or its subsidiaries or (ii) any agreement between the Company or its subsidiaries and you.

7.   GOVERNING LAW. This Agreement will be governed, construed and interpreted under the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

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8.   COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please sign the enclosed copy of this Agreement confirming your agreement to the above.

                                             Yours sincerely,

                                             /s/ David N. Weidman
                                             -----------------------------------
                                             David N. Weidman
                                             President and Chief Executive
                                             Officer

Agreed and Accepted

/s/ Andreas Pohlmann
-----------------------------

February 23, 2005